Exhibit 99.1

FOR IMMEDIATE RELEASE

Old Point Announces Completion of $30 Million Subordinated Notes Offering

HAMPTON, Va., July 15, 2021 (PRNewswire) – Old Point Financial Corporation (the Company) announced the completion of its private placement of $30 million of 3.50% Fixed to Floating Rate Subordinated Notes due 2031 (the Notes) to certain qualified institutional buyers and accredited investors.

“We are extremely pleased with the success of the offering,” said Robert F. Shuford, Jr., Chairman and CEO of the Company.  “The offering was significantly oversubscribed which demonstrates the confidence our investors have in our continued success.  The additional capital will facilitate the organic and strategic growth of the Company as we continue our ongoing support of the communities we serve.”

The Notes have a maturity date of July 15, 2031 and carry a fixed rate of interest of 3.50% for the first five years.  Thereafter, the Notes will pay interest at 3-month SOFR plus 286 basis points, resetting quarterly. The Notes include a right of prepayment without penalty on or after July 15, 2026.  The Notes have been structured to qualify as Tier 2 capital for regulatory purposes.

The Company plans to use the proceeds from the placement of the Notes for general corporate purposes. Performance Trust Capital Partners, LLC served as the sole placement agent for the offering.  Troutman Pepper Hamilton Sanders LLP served as legal counsel to the Company and Williams Mullen served as legal counsel to the placement agent.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Safe Harbor Statement Regarding Forward-Looking Statements
Statements in this press release, including without limitation, statements made in Mr. Shuford’s quotations, which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, may constitute forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements, and readers are cautioned against placing undue reliance on any forward-looking statement. Forward-looking statements in this release may include, without limitation: statements regarding the use of proceeds from the Company’s offering of the Notes and strategic business initiatives. Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in or the effects of interest rates and yields, general economic and business conditions, and the risk factors and other cautionary language included in the current and periodic reports that the Company files with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.  These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

ABOUT OLD POINT FINANCIAL CORPORATION
Old Point Financial Corporation (Nasdaq: OPOF) is the parent company of Old Point National Bank and Old Point Trust & Financial Services, N.A., which serve the Hampton Roads and Richmond regions of Virginia as well as operate a mortgage loan production office in Charlotte, North Carolina. Old Point National Bank is a locally owned and managed community bank which offers a wide range of financial services from checking, insurance, and mortgage products to comprehensive commercial services. Old Point Trust is the largest wealth management services provider headquartered in Hampton Roads, Virginia, offering local asset management by experienced professionals. Additional information about the company is available at oldpoint.com.

For more information, contact Laura Wright, Vice President/Marketing Director, at lwright@oldpoint.com or (757) 728-1743.